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EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Island Pacific, Inc. and Subsidiaries on Amendment No. 1 of Form S-3 of our report, dated June 11, 2004, except for Note 19 as to which the date is November 4, 2004, appearing in the Annual Report on Form 10-K/A of Island Pacific, Inc. and Subsidiaries for the year ended March 31, 2004.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 29, 2004